Exhibit 10.2

FORM OF STOCK OPTION AGREEMENT V

GRANTEE NAME	NUMBER OF OPTIONS GRANTED	OPTION PRICE	GRANT DATE	EXPIRATION DATE

Maydan Rothblum	770,000	$7.00/share	February 15, 2023	February 15, 2033

STOCK OPTION VESTING SCHEDULE

AMOUNT OF OPTIONS SHARES EXERCISABLE	DATE EXERCISABLE
77,000 (“Initial”)	19,250 on each of: February 15, 2024 February 15, 2025 February 15, 2026 February 15, 2027

693,000 (“Target”)	As per the Targets below:

Company Revenue Targets:
86,625 (12.5% of 693,000) at $30,000,000
86,625 (12.5% of 693,000) at $50,000,000
86,625 (12.5% of 693,000) at $75,000,000
86,625 (12.5% of 693,000) at $100,000,000

Company Stock Price Targets:
86,625 (12.5% of 693,000) at $20/share
86,625 (12.5% of 693,000) at $30/share
86,625 (12.5% of 693,000) at $45/share
86,625 (12.5% of 693,000) at $60/share

Footnotes:

●	Revenue targets will be based on a rolling 4 quarters of the Company’s audited/reviewed GAAP revenues.
●	Company Stock Price targets are subject to a target being at or above the closing price of the Company’s stock during 15 consecutive trading days; Stock Price targets shall be proportionately adjusted in the event of reverse stock splits and the like.
●	All Options (Initial and Target) vest over four (4) years commencing on February 15, 2023 as detailed above, in addition to certain Revenue and Stock Price targets being met. For example, if a first target is met in 2 years, then 50% of the options related to that target shall vest and the remaining 50% shall vest over two years in two equal annual installments (even if the previously achieved target is not sustained afterwards).
●	Any Initial unvested amounts shall fully accelerate upon a change of control in the Company or the Option Holder being terminated from employment without Cause.
●	Any Target unvested amounts on achieved targets shall fully accelerate upon the Option Holder being terminated from employment without Cause.
●	Target milestones, whether unvested or not achieved, shall fully accelerate upon a change of control of the Company.
●	Vesting (Initial and Target) is subject to Option Holder being engaged by the Company as an Employee or Consultant at time of a vesting event.
●	Target based vesting must occur prior to February 15, 2030, after which date any related unvested stock options shall expire.

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THE GLIMPSE GROUP, INC., a Nevada corporation (the “Company”), hereby grants to Maydan Rothblum the “Grantee”, also referred to as “you”, an option to purchase (the “Option”) shares of the common stock of the Company at an option price as set forth above, pursuant to the terms of the attached Stock Option Agreement and THE GLIMPSE GROUP, INC. 2016 Incentive Plan (the “Plan”) as amended.

By signing this cover sheet, you hereby accept the Options and agree to all of the terms and conditions described in the attached Stock Option Agreement and the Plan.

Grantee:	/s/ Maydan Rothblum
Maydan Rothblum

Address:
Email:
Phone:
SSN:
Date of Birth:

Company:	/s/ Lyron Bentovim
Lyron Bentovim, President & CEO
The Glimpse Group, Inc.

This is not a stock certificate or a negotiable instrument. This grant of Option is a voluntary, revocable grant from the Company and Grantee hereby acknowledges that the

Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY

WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE OPTIONS GRANTED TO YOU.

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THE GLIMPSE GROUP, INC.

STOCK OPTION AGREEMENT

1.	Nontransferability. This Stock Option Agreement (this “Agreement”) evidences the grant to you on the Grant Date set forth on the cover page of an option under THE GLIMPSE GROUP, INC. 2016 Incentive Plan (the “Plan”) as amended to purchase shares of the common stock of the Company (the “Option”). Under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as an incentive option. Capitalized terms that are not defined on the cover page or in the Option Agreement are defined in the Plan. Your Option Agreement may not be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may the Option be made subject to execution, attachment or similar process.

2.	The Plan. The Option is issued in accordance with and is subject to and conditioned upon all of the terms and conditions of this Agreement and the Plan as amended from time to time; provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Plan, all of which are incorporated by reference in this Agreement as if fully set forth herein.

3.	Termination. To the extent not vested as of the date of your Termination of Service, the Option shall terminate immediately if you incur a Termination of Service. Notwithstanding the previous sentence, you may exercise the Option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination, or for any longer period of time after such termination as shall be determined by the Committee, but not later than the Expiration Date. Should you die during your employment or service or following your Termination of Service, the Option shall immediately terminate, except that, to the extent exercisable by you at the time of your death, the Option may be exercised within one year after the date of your death but not later than the Expiration Date, solely in accordance with all of the terms and conditions of the Plan by your personal representatives or by the person or persons to whom your rights under the Option shall pass by will or by the applicable laws of descent and distribution.

4.	Additional Forfeiture. The Committee may cancel, suspend, withhold or otherwise limit or restrict the Option at any time if you (i) are not in compliance with all applicable provisions of this Agreement or the Plan or (ii) engage in any activity inimical, contrary or harmful to the interests of the Company, including, but not limited to: (A) conduct related to your service or employment for which either criminal or civil penalties against you may be sought (B) violation of any policies of the Company, including, without limitation, insider trading or anti-harassment policies or (C) participating in a hostile takeover attempt against the Company.

5.	Employment Not Affected. Neither the grant of the Option, nor any other action taken with respect to the Option, shall confer upon the Grantee any right to continue in the employ or service of the Company or shall interfere in any way with the right of the Company to terminate Grantee’s employment or service at any time. Except as may be otherwise limited by another written agreement, the right of the Company to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved.

6.	No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a holder of the Company’s common stock subject to this Agreement.

7.	Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to this Agreement if, in the opinion of counsel to the Company, the shares to be so issued are required to be registered or otherwise qualified under the United States Securities Act of 1933, as amended, or under any other applicable statute, regulation or ordinance affecting the sale of securities, unless and until such shares have been so registered or otherwise qualified.

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8.	Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.

9.	Choice of Law and Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of New York, irrespective of the choice of law rules of any jurisdiction. Any dispute shall be brought before the state and federal courts located in New York City, New York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding.

10.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11.	Income Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Option or the shares of common stock issuable in connection therewith.

12.	Expiration. This Option, to the extent not previously exercised, shall expire on the Tenth (10) anniversary of the Grant Date.

13.	Exercise. This Option is to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A together with payment as provided in the Plan.

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EXHIBIT A

STOCK OPTION EXERCISE NOTICE

Dated: ______________________

To: THE GLIMPSE GROUP, INC.

Attn: [_______________]

Sir/Madam:

Notice is hereby given of my election to purchase ____ shares of common stock of THE GLIMPSE GROUP, INC. (the “Company”) at a price of $7.00/share per share under the provisions of the stock option (“Option”) granted to me on February 15, 2023 under the terms of THE GLIMPSE GROUP, INC. 2016 Incentive Plan as amended.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement VIII dated as of February 15, 2023 between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Cash Method or Cashless Exercise Method:

Cash: Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

Cashless: I will contact my broker from ______________________________ who will be verifying my options and arranging to exercise and/or sell my option shares.

The following information is supplied for use in issuing and registering the shares purchased:

Number of Shares:
Full Name:
Address:

Signature:

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